Exhibit 99.1
GigaCloud Technology Inc Announces Fourth Quarter and Year Ended December 31, 2025 Financial Results
—Delivering Record Revenue and EPS—
EL MONTE, Calif., February 26, 2026 — GigaCloud Technology Inc (Nasdaq: GCT) (“GigaCloud” or the “Company”), a pioneer of global end-to-end B2B ecommerce technology solutions for large parcel merchandise, today announced financial results for the fourth quarter and fiscal year ended December 31, 2025, highlighted by record revenues and EPS.
Fourth Quarter 2025 Financial Highlights
•Total revenues of $362.7 million, increased 22.7% year-over-year.
•Gross profit of $82.9 million, increased 27.5% year-over-year.
Gross margin was 22.9%, compared to 22.0% in the fourth quarter of 2024.
•Net income of $38.5 million, increased 24.2% year-over-year.
Net income margin was 10.6%, compared to 10.5% in the fourth quarter of 2024.
Diluted EPS increased 36.8% year-over-year to $1.04.
•Adjusted EBITDA1 increased 39.2% year-over-year to $43.0 million.
Adjusted EPS – diluted2 increased 54.7% year-over-year to $1.16.
•Cash, Cash Equivalents, Restricted Cash, and Investments totaled $416.9 million as of December 31, 2025, a 37.5% increase year-over-year.
Full Year 2025 Financial Highlights
•Total revenues of $1,289.9 million, increased 11.1% year-over-year.
•Gross profit of $300.7 million, increased 5.4% year-over-year.
Gross margin was 23.3%, compared to 24.6% in 2024.
•Net income of $137.4 million, increased 9.2% year-over-year.
Net income margin was 10.6%, compared to 10.8% in 2024.
Diluted EPS increased 17.7% year-over-year to $3.59.
•Adjusted EBITDA1 increased 3.8% year-over-year to $162.9 million.
Adjusted EPS – diluted2 increased 11.8% year-over-year to $4.26.
Operational Highlights
•GigaCloud Marketplace GMV3 increased 17.5% year-over-year to $1,576.8 million for the 12 months ended December 31, 2025.
1     Adjusted EBITDA is a non-GAAP financial measure. For more information on the non-GAAP financial measure, please see the section of “Non-GAAP Financial Measures” and the table captioned “Unaudited Reconciliation of Adjusted EBITDA” set forth at the end of this press release.
2     Adjusted EPS – diluted is a non-GAAP financial measure. For more information on the non-GAAP financial measure, please see the section of “Non-GAAP Financial Measures” and the table captioned “Unaudited Reconciliation of Adjusted EPS – diluted” set forth at the end of this press release.
3    GigaCloud Marketplace GMV means the total gross merchandise value of transactions ordered through our GigaCloud Marketplace including GigaCloud 3P and GigaCloud 1P, before any deductions of value added tax, goods and services tax, shipping charges paid by buyers to sellers and any refunds.

•3P seller GigaCloud Marketplace GMV4 increased 22.7% year-over-year to $851.2 million for the 12 months ended December 31, 2025. 3P seller GigaCloud Marketplace GMV represented 54.0% of total GigaCloud Marketplace GMV for the 12 months ended December 31, 2025.
•Active 3P sellers5 increased 16.9% year-over-year to 1,299 for the 12 months ended December 31, 2025.
•Active buyers6 increased 29.9% year-over-year to 12,089 for the 12 months ended December 31, 2025.
•Spend per active buyer7 was $130,431 for the 12 months ended December 31, 2025.
“We closed out an exceptional year with record revenues and EPS, a validation of the strength and intentionality behind our growth strategy. Our model is built for global adaptability — designed to perform even in challenging environments. By expanding our footprint, scaling our marketplace, and executing targeted acquisitions that deepen our channel-agnostic ecosystem, we have built a business for resilience and accelerating potential,” said Larry Wu, Founder and Chief Executive Officer. “While global macro conditions are ever evolving, we have designed a flexible, highly responsive model that enables us to adapt quickly and continue outperforming. We are grateful for the trust and support of our shareholders, and we are determined to reward that trust.”

“Our strong execution delivered positive operating cash flow of $64 million in the fourth quarter, driving year‑end liquidity of $417 million in cash and cash equivalents, restricted cash and short-term investments, and a balance sheet with zero debt,” said Erica Wei, Chief Financial Officer. “This financial strength allows us to continue investing in opportunities that support our long-term growth, while returning capital to shareholders through buybacks. To date, we have executed approximately $33 million in share buybacks under our latest $111 million three-year buyback plan announced in August 2025. With these resources, we remain well positioned to execute on our diversification strategy and support durable, long-term value creation.”
Business Outlook
The Company expects its total revenues to be between $330 million and $355 million in the first quarter of 2026. This forecast reflects the Company’s current and preliminary views on the market and operational conditions, which are subject to change and cannot be predicted with reasonable accuracy as of the date hereof.
Share Repurchase Program
On August 13, 2025, the Company’s Board of Directors approved a $111.0 million share repurchase program. The program became effective on August 17, 2025 and will remain in effect for a period of three years. The previously authorized share repurchase program was terminated effective August 16, 2025. During the fourth quarter of 2025, we repurchased 328,366 of our Class A ordinary shares at a total consideration of approximately $10 million. Subsequent to the fourth quarter of 2025, the Company has repurchased an aggregate of 297,944 Class A ordinary shares in the open market at a total consideration of approximately $12 million pursuant to a repurchase plan under Rule 10b5-1 of the Exchange Act.
Under the share repurchase program, the Company may purchase its ordinary shares through various means, including open market transactions, privately negotiated transactions, block trades, any combination thereof or other legally permissible means. The Company may effect repurchase transactions in compliance with Rule 10b5-1 and Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The number of shares repurchased and the timing of repurchases will depend on a number of factors, including, but not limited to, price, trading volume and general market conditions, along with the Company’s working capital requirements, general business conditions and other factors.
4     3P seller GigaCloud Marketplace GMV means the total gross merchandise value of transactions sold through our GigaCloud Marketplace by 3P sellers, before any deductions of value added tax, goods and services tax, shipping charges paid by buyers to sellers and any refunds.
5    Active 3P sellers means sellers who have sold a product in GigaCloud Marketplace within the last 12-month period, irrespective of cancellations or returns.
6    Active buyers means buyers who have purchased a product in the GigaCloud Marketplace within the last 12-month period, irrespective of cancellations or returns.
7    Spend per active buyer is calculated by dividing the total GigaCloud Marketplace GMV within the last 12-month period by the number of active buyers as of such date.

Conference Call
The Company will host a conference call to discuss its financial results at 8:00 am U.S. Eastern Time on February 26, 2026. Participants who wish to join the call should pre-register here at https://dpregister.com/DiamondPassRegistration/register?confirmationNumber=10206512&linkSecurityString=10346055900. Upon registration, participants will receive the dial-in number and a unique PIN, which can be used to join the conference call. If participants register and forget their PIN or lose their registration confirmation email, they may re-register to receive a new PIN. All participants are encouraged to dial in 15 minutes prior to the start time.
A live and archived webcast of the conference call will be accessible on the Company’s investor relations website at: https://investors.gigacloudtech.com/.
About GigaCloud Technology Inc
GigaCloud Technology Inc is a pioneer of global end-to-end B2B technology solutions for large parcel merchandise. The Company’s B2B ecommerce platform, the “GigaCloud Marketplace,” integrates everything from discovery, payments and logistics tools into one easy-to-use platform. The Company’s global marketplace seamlessly connects manufacturers, primarily in Asia, with resellers, primarily in the U.S., Asia and Europe, to execute cross-border transactions with confidence, speed and efficiency. GigaCloud offers a comprehensive solution that transports products from the manufacturer’s warehouse to the end customer’s doorstep, all at one fixed price. The Company first launched its marketplace in January 2019 by focusing on the global furniture market and has since expanded into additional categories, including home appliances and fitness equipment. For more information, please visit the Company’s website: https://investors.gigacloudtech.com/
Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EPS – diluted, to understand and evaluate its core operating performance. Adjusted EBITDA is net income excluding interest, income taxes and depreciation, further adjusted to exclude share-based compensation expense and non-recurring items. Adjusted EPS – diluted is a financial measure defined as our Adjusted EBITDA divided by our diluted weighted-average shares outstanding, respectively. Management uses Adjusted EBITDA and Adjusted EPS – diluted as measures of operating performance, for planning purposes, to allocate resources to enhance the financial performance of our business, to evaluate the effectiveness of our business strategies and in communications with our Board of Directors and investors concerning our financial performance. Non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.
For more information on the non-GAAP financial measures, please see the tables captioned “Unaudited Reconciliation of Adjusted EBITDA” and “Unaudited Reconciliation of Adjusted EPS – diluted” set forth at the end of this press release.
Forward-Looking Statements
This press release contains “forward-looking statements”. Forward-looking statements reflect our current view about future events. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “could,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “propose,” “potential,” “continue” or similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC.
For investor and media inquiries, please contact:
GigaCloud Technology Inc
Investor Relations
Email: ir@gigacloudtech.com

PondelWilkinson, Inc.
Laurie Berman (Investors) – lberman@pondel.com
George Medici (Media) – gmedici@pondel.com

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands except for share data and per share data)

	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$379,780	$259,759
Restricted cash	760	685
Accounts receivable, net	65,973	57,313
Investments	36,316	42,674
Inventories	188,298	172,489
Prepayments and other current assets	19,535	14,672
Total current assets	690,662	547,592
Non-current assets
Operating lease right-of-use assets	431,455	451,930
Property and equipment, net	32,281	29,498
Intangible assets, net	4,978	6,198
Goodwill	12,586	12,586
Deferred tax assets	12,981	10,026
Other non-current assets	17,516	12,645
Total non-current assets	511,797	522,883
Total assets	$1,202,459	$1,070,475

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (continued)
(In thousands except for share data and per share data)

	December 31,
	2025	2024
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$105,407	$78,163
Contract liabilities	6,459	4,486
Current operating lease liabilities	100,326	88,521
Income tax payable	17,509	13,615
Accrued expenses and other current liabilities	112,547	79,594
Total current liabilities	342,248	264,379
Non-current liabilities
Operating lease liabilities, non-current	368,321	395,235
Deferred tax liabilities	797	941
Finance lease obligations, non-current	690	382
Non-current income tax payable	4,604	4,321
Total non-current liabilities	374,412	400,879
Total liabilities	$716,660	$665,258
Commitments and contingencies
Shareholders’ equity
Treasury shares, at cost (237,269 and 609,390 shares held as of December 31, 2025 and 2024, respectively)	(7,126)	(11,816)
Class A ordinary shares ($0.05 par value, 50,673,268 shares authorized, 30,011,543 and 32,878,735 shares issued as of December 31, 2025 and 2024, respectively, 29,637,687 and 32,269,345 shares outstanding as of December 31, 2025 and 2024, respectively)	1,495	1,643
Class B ordinary shares ($0.05 par value, 9,326,732 shares authorized, 7,276,732 and 8,076,732 shares issued and outstanding as of December 31, 2025 and 2024, respectively)	363	403
Additional paid-in capital	88,674	120,262
Accumulated other comprehensive income (loss)	1,527	(4,136)
Retained earnings	400,866	298,861
Total shareholders’ equity	485,799	405,217
Total liabilities and shareholders’ equity	$1,202,459	$1,070,475

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands except for share data and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues
Service revenues	$128,823	$106,584	$428,185	$389,334
Product revenues	233,924	189,198	861,712	771,708
Total revenues	362,747	295,782	1,289,897	1,161,042
Cost of revenues
Services	121,053	86,163	384,538	318,111
Product sales	158,747	144,629	604,693	557,695
Total cost of revenues	279,800	230,792	989,231	875,806
Gross profit	82,947	64,990	300,666	285,236
Operating expenses
Selling and marketing expenses	29,390	18,041	98,203	70,686
General and administrative expenses	10,677	16,979	46,559	73,944
Research and development expenses	2,621	2,356	10,832	9,791
Losses (gains) on disposal of property and equipment	(31)	(20)	96	193
Total operating expenses	42,657	37,356	155,690	154,614
Operating income	40,290	27,634	144,976	130,622
Interest expense	(74)	(29)	(200)	(256)
Interest income	3,174	2,849	11,729	9,405
Foreign currency exchange gains (losses), net	(707)	(754)	175	(1,233)
Others, net	1,016	686	4,510	2,076
Income before income taxes	43,699	30,386	161,190	140,614
Income tax benefit (expense)	(5,200)	573	(23,818)	(14,806)
Net income	$38,499	$30,959	$137,372	$125,808
Foreign currency translation adjustment, net of nil income taxes	133	(715)	1,524	(1,266)
Net unrealized gain (loss) on available-for-sale investments	(7)	(12)	(4)	7
Intra-entity foreign currency transactions gain (loss)	(458)	(2,565)	4,144	(2,565)
Release of foreign currency translation reserve related to liquidation of subsidiaries	—	(838)	(1)	(838)
Total other comprehensive income (loss)	(332)	(4,130)	5,663	(4,662)
Comprehensive Income	$38,167	$26,829	$143,035	$121,146
Net income per ordinary share
—Basic	$1.04	$0.76	$3.60	$3.06
—Diluted	$1.04	$0.76	$3.59	$3.05
Weighted average number of ordinary shares outstanding used in computing net income per ordinary share
—Basic	37,041,536	40,869,106	38,158,678	41,079,672
—Diluted	37,120,626	40,944,311	38,232,899	41,201,026

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$137,372	$125,808
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,332	8,524
Share-based compensation	4,951	16,825
Operating lease	5,337	29,282
Changes in accounts receivables	(5,765)	(234)
Changes in inventories	(11,517)	(46,875)
Changes in prepayments and other assets	(5,229)	(1,665)
Changes in accounts payable, accrued expenses and other current liabilities	52,906	38,188
Changes in contract liabilities	1,777	(992)
Changes in income tax payable	3,709	(1,023)
Changes in deferred income taxes	(3,007)	(11,462)
Other operating activities	1,794	1,702
Net cash provided by operating activities	190,660	158,078
Cash flows from investing activities:
Purchases of property and equipment	(7,873)	(15,536)
Disposals of property and equipment	191	2,103
Advances paid for the acquisition	(1,000)	—
Purchases of investments	(94,694)	(73,831)
Sale and maturities of investments	98,287	31,845
Net cash used in investing activities	(5,089)	(55,419)
Cash flows from financing activities:
Repayment of finance lease obligations	(377)	(1,726)
Repurchases of ordinary shares	(67,403)	(23,243)
Net cash used in financing activities	(67,780)	(24,969)
Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	2,305	(1,414)
Net increase in cash, cash equivalents and restricted cash	120,096	76,276
Cash, cash equivalents and restricted cash at the beginning of the year	260,444	184,168
Cash, cash equivalents and restricted cash at the end of the year	$380,540	$260,444
Supplemental disclosure of cash flow information
Cash paid for interest expense	$200	$256
Cash paid for income taxes	23,461	26,301
Non-cash investing and financing activities:
Purchase of property and equipment under finance leases	$1,080	$767

GigaCloud Technology Inc
UNAUDITED RECONCILIATION OF ADJUSTED EBITDA
(In thousands, except for per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(In thousands)
Net income	$38,499	$30,959	$137,372	$125,808
Add: Income tax expense	5,200	(573)	23,818	14,806
Add: Interest expense	74	29	200	256
Less: Interest income	(3,174)	(2,849)	(11,729)	(9,405)
Add: Depreciation and amortization	2,028	2,271	8,332	8,524
Add: Share-based compensation expense	349	1,245	4,951	16,825
Add: Non-recurring items(1)	—	(180)	—	128
Adjusted EBITDA	$42,976	$30,902	$162,944	$156,942
_____________________
(1)    One of our fulfillment centers in Japan experienced a fire in March 2024. The fire destroyed our inventories located within the fulfillment center. We recognized losses of $2.0 million as a result of the fire in 2024. Based on the provisions of our insurance policies, the gross losses were reduced by the insurance proceeds received $1.9 million from our insurance carrier for the claim. We do not believe such losses to be recurring or frequent in nature.
UNAUDITED RECONCILIATION OF ADJUSTED EPS – DILUTED

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income per ordinary share – diluted	$1.04	$0.76	$3.59	$3.05
Adjustments, per ordinary share:
Add: Income tax expense	0.14	(0.01)	0.62	0.36
Add: Interest expense	—	—	0.01	0.01
Less: Interest income	(0.08)	(0.07)	(0.31)	(0.23)
Add: Depreciation and amortization	0.05	0.05	0.22	0.21
Add: Share-based compensation expenses	0.01	0.02	0.13	0.41
Add: Non-recurring items(1)	—	—	—	—
Adjusted EPS – diluted	$1.16	$0.75	$4.26	$3.81

Weighted average number of ordinary shares outstanding - diluted	37,120,626	40,944,311	38,232,899	41,201,026

_____________________
(1)    One of our fulfillment centers in Japan experienced a fire in March 2024. The fire destroyed our inventories located within the fulfillment center. We recognized losses of $2.0 million as a result of the fire in 2024. Based on the provisions of our insurance policies, the gross losses were reduced by the insurance proceeds received $1.9 million from our insurance carrier for the claim. We do not believe such losses to be recurring or frequent in nature.